Exhibit 3.5
SECOND AMENDMENT
TO AMENDED AND RESTATED BYLAWS
OF FORESTAR REAL ESTATE GROUP INC.
     This Second Amendment to the Amended and Restated Bylaws of Forestar Real Estate Group Inc., dated as of December 11, 2007 (the “Bylaws”), hereby amends the Bylaws as follows effective as of November 11, 2008:
     1. Section 11 of Article II of the Bylaws is hereby amended and restated in its entirety as follows:
     “Section 11. Advance Notification. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder who (i) was a stockholder of record at the time of giving of advance notice provided for in this Section 11 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the advance notice procedures set forth in this Section 11 as to such business. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Company, the procedures in Article III, Section 3 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company; provided, however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board of Directors pursuant to Section 2 of this Article II) more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (c) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such stockholder shall deliver in writing to the Secretary at the principal executive offices of the Company the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (i) the class or series and number of shares of the Company that are beneficially owned by such stockholder and such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “derivative instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Company, (iv) any short interest in any security of the Company (for purposes of this Section 11 a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company, (vi) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner thereof, and (vii) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (d) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (e) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such stockholder shall deliver in writing to the Secretary at the principal executive offices of the Company the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (i) any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such stockholder and beneficial owner, if any, and any other person or entity (including their names) in connection with such business or the proposal thereof by such stockholder; and (f) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 11 and except that, with respect to any business related to the election of directors of the Company, the procedures in Article III, Section 3 must be complied with.
     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted. In addition, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) intending to propose business at an annual meeting pursuant to this Section 11 does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company.
     Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.”
     2. Section 3 of Article III of the Bylaws is hereby amended and restated in its entirety as follows:
     “Section 3. Notification of Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for election to the Board of Directors of the Company at a meeting of stockholders may be made (a) by the Board of Directors or (b) at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected as specified in the Company’s notice of special meeting, by any stockholder of the Company who (i) was a stockholder of record at the time of giving of advance notice provided for in this Section 3 and at the time of the meeting, (ii) is entitled to vote for the election of directors at such meeting and (iii) complies with the advance notice procedures set forth in this Section 3. Nominations with respect to an election of directors to be held at an annual meeting, other than those nominations made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Company not less than 75 days nor more than

100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company; provided, however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board pursuant to Section 2 of Article II) more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Nominations with respect to an election of directors to be held at a special meeting of stockholders, other than nominations made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Company no later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was first mailed or public disclosure of the date of the special meeting was first made, whichever first occurs. Each notice under this Section 3 shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company that are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (as defined in Section 11 of Article II) (including such person’s written consent to be named as a nominee and to serve as a director if elected) and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the three fiscal years of the Company prior to the date of such meeting, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof, or any person acting in concert therewith, were the “registrant” for purposes of such rules and the nominee were a director or executive officer of such registrant; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (ii) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such stockholder shall deliver in writing to the Secretary at the principal executive offices of the Company the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (A) the class or series and number of shares of the Company which are beneficially owned by such stockholder and such beneficial owner, (B) any derivative instrument (as defined in Section 11 of Article II) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Section 3 a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner thereof, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (c) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (d) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present such nomination. Each nominee for election or reelection to the Board of Directors must complete, execute and deliver a questionnaire, representation and agreement as described below. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company and to be independent as determined under applicable rules and regulations, and that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nomine

     The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. In addition, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) intending to make a nomination at an annual or special meeting pursuant to this Section 3 does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.
     To be eligible to be a nominee for election or reelection as a director of the Company, the prospective nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide to the Secretary at the principal executive offices of the Company a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) would be in compliance, if elected as a director of the Company, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Company.”
     3. As amended and restated by the foregoing, the Bylaws shall remain in full force and effect.

FORESTAR REAL ESTATE GROUP INC.
By:	/s/ David M. Grimm
David M. Grimm
Executive Vice President, General Counsel and Secretary

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